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                                                                EXHIBIT 10.8.38

                      [Letterhead of ANR Pipeline Company]

                                             July 23, 2001

Mr. Marty Rosenberg
Sithe/Independence Power Partners, L.P.
76 Independence Way
P.O. Box 1046
Oswego, NY  13126

Dear Mr. Rosenberg:

     ANR Pipeline Company ("ANR") and Sithe/Independence Power Partners, L.P. ("Sithe") are parties to a Second Amended and Restated Agreement dated August 23, 1994. ANR and Sithe hereby agree to terminate this agreement effective July 31, 2001 (hereinafter the "Termination Date") without any further liability or obligation whatsoever between the parties. Notwithstanding the termination of these agreements, the parties shall be liable for all amounts due under the agreements for services rendered up to and including the Termination Date.

     If the foregoing accurately reflects the understandings between ANR and Sithe, please so indicate by signing in the space provided below and returning to the undersigned.

                                        Sincerely,

                                        ANR Pipeline Company


                                        By: /s/  Joseph E. Pollard
                                            -------------------------------
                                        Title: Director, Transportation Services

Agreed and Accepted this

26th day of July, 2001

Sithe/Independence Power Partners, L.P.
By: Its General Partner

By: /s/ Martin B. Rosenberg
    --------------------------------
Title:  Senior Vice President